EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 197 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended November 30, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 27, 2017

Schedule A

Report Date

Fund Name

January 20, 2017

Eaton Vance Focused Global Opportunities Fund

January 20, 2017

Eaton Vance Focused International Opportunities Fund

January 20, 2017

Eaton Vance International Small-Cap Fund